                                                                         EXH 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                               NSC HOLDINGS, INC.

                              NSC ACQUISITION, INC.

                             WASTE MANAGEMENT, INC.


                                       and


                                 NSC CORPORATION




                          Dated as of February 12, 1999

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   THE MERGER

         Section 1.1  The Merger..................................................................................1
         Section 1.2  Closing.....................................................................................2
         Section 1.3  Effective Time..............................................................................2
         Section 1.4  Effects of the Merger.......................................................................2
         Section 1.5  Certificate of Incorporation and By-Laws....................................................2
         Section 1.6  Directors and Officers of the Surviving Corporation.........................................2

                                    ARTICLE 2
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                      SURRENDER OF CERTIFICATES AND PAYMENT

         Section 2.1  Effect on Capital Stock.....................................................................2
                  (a)      Cancellation of Treasury Stock.........................................................3
                  (b)      Conversion of Common Stock.............................................................3
                  (c)      Capital Stock of Merger Subsidiary.....................................................3
         Section 2.2  Conversion of Options.......................................................................3
         Section 2.3  Payment and Surrender of Certificates.......................................................3
                  (a)      Paying Agent...........................................................................3
                  (b)      Payment Procedures for Stockholders....................................................3
                  (c)      Stock Transfer Books...................................................................4
                  (d)      Termination of Payment Fund............................................................4
                  (e)      No Liability...........................................................................4
                  (f)      Lost Certificates......................................................................4
         Section 2.4  Dissenters' Rights..........................................................................4
         Section 2.5  Assets and Liabilities of Merging Corporations Become Those of
                           Surviving Corporation..................................................................5
         Section 2.6  Further Assurances..........................................................................5

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1  Representations and Warranties of NSC.......................................................5
                  (a)      Organization, Standing and Corporate Power.............................................5
                  (b)      Subsidiaries...........................................................................6
                  (c)      Capital Structure......................................................................6
                  (d)      Authority; Noncontravention............................................................6
                  (e)      SEC Reports............................................................................7
                  (f)      Absence of Certain Changes or Events...................................................8
                  (g)      Compliance with Applicable Laws; Litigation............................................8
                  (h)      Absence of Changes in Benefit Plans....................................................8
                  (i)      ERISA Compliance.......................................................................9

                  (j)      Taxes.................................................................................10
                  (k)      Voting Requirements...................................................................10
                  (l)      State Takeover Statutes...............................................................10
                  (m)      Brokers...............................................................................10
                  (n)      Environmental Matters.................................................................11
         Section 3.2  Representations and Warranties of Waste Management.........................................12
                  (a)      Authority; Noncontravention...........................................................12
                  (b)      Ownership of Waste Management Shares..................................................13
                  (c)      ODC Management Claims.................................................................13
         Section 3.3  Representations and Warranties of Holdings.................................................13
                  (a)      Organization, Standing and Corporate Power............................................13
                  (b)      Authority; Noncontravention...........................................................13
                  (d)      State Takeover Statutes...............................................................14
                  (e)      Brokers...............................................................................14

                                    ARTICLE 4
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1  Conduct of Business........................................................................14
                  (a)      Conduct of Business by NSC............................................................14
                  (b)      Other Actions.........................................................................15
                  (c)      Advice of Changes.....................................................................15
         Section 4.2  No Solicitation............................................................................15

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         Section 5.1  Preparation of Proxy Statement; Stockholders Meeting.......................................17
         Section 5.2  Access to Information; Confidentiality.....................................................17
         Section 5.3  Reasonable Best Efforts; Cooperation.......................................................18
         Section 5.4  Indemnification............................................................................18
         Section 5.5  Fees and Expenses..........................................................................20
         Section 5.6  Public Announcements.......................................................................20
         Section 5.7  Repurchase of [Waste Management] Shares....................................................21

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

         Section 6.1  Conditions to Each Party's Obligation to Effect the Merger.................................21
                  (a)      Stockholder Approval..................................................................21
                  (b)      Governmental and Regulatory Approvals.................................................21
                  (c)      No Injunctions or Restraints..........................................................21
                  (d)      HSR Act...............................................................................21


         Section 6.2  Conditions to Obligations of Holdings and Merger Subsidiary................................21
                  (a)      Representations and Warranties........................................................21
                  (b)      Performance of Obligations of NSC.....................................................22
                  (c)      Waste Management Non-Competition Agreement............................................22
                  (d)      Asset Purchase Agreement..............................................................22
                  (e)      Rust Note.............................................................................22
                  (f)      Repurchase of Shares..................................................................22
         Section 6.3  Conditions to Obligations of NSC...........................................................22
                  (a)      Representations and Warranties........................................................22
                  (b)      Performance of Obligations of Holdings................................................22
         Section 6.4  Frustration of Closing Conditions..........................................................22

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1  Termination................................................................................23
         Section 7.2  Effect of Termination......................................................................23
         Section 7.3  Amendment..................................................................................24
         Section 7.4  Extension; Waiver..........................................................................24
         Section 7.5  Procedure for Termination, Amendment, Extension or Waiver..................................24

                                    ARTICLE 8
                               GENERAL PROVISIONS

         Section 8.1  Nonsurvival of Representations and Warranties..............................................24
         Section 8.2  Notices....................................................................................24
         Section 8.3  Interpretation.............................................................................25
         Section 8.4  Counterparts...............................................................................26
         Section 8.5  Entire Agreement: No Third-Party Beneficiaries.............................................26
         Section 8.6  Governing Law..............................................................................26
         Section 8.7  Assignment.................................................................................26
         Section 8.8  Consent to Jurisdiction....................................................................26
         Section 8.9  Headings...................................................................................27
         Section 8.10 Severability...............................................................................27


Non-Competition Agreement.................................................................................Exhibit A
Asset Purchase Agreement..................................................................................Exhibit B
Subordinated Promissory Note .............................................................................Exhibit C
Subordinated Promissory Note..............................................................................Exhibit D

                             TABLE OF DEFINED TERMS

TERM                                                                                                        SECTION
----                                                                                                        -------
Acquisition Agreement........................................................................................4.2(b)
Acquisition Proposal.........................................................................................4.2(a)
Affiliate.......................................................................................................8.3
Agreement..................................................................................................Recitals
Holdings...................................................................................................Recitals
Certificates.................................................................................................2.3(b)
Certificate of Merger...........................................................................................1.3
Cleanup..................................................................................................3.1(n)(iv)
Closing.........................................................................................................1.2
Closing Date....................................................................................................1.2
Code......................................................................................................3.1(i)(i)
Common Stock...............................................................................................Recitals
Confidentiality Agreement.......................................................................................5.2
Disclosure Letters..............................................................................................3.1
Dissenting Shares............................................................................................2.2(b)
Dissenting Stockholders......................................................................................2.2(b)
Effective Time..................................................................................................1.3
Environmental Claim.......................................................................................3.1(n)(v)
Environmental Laws.......................................................................................3.1(n)(vi)
ERISA.....................................................................................................3.1(i)(i)
ERISA Affiliate.........................................................................................3.1(i)(iii)
Exchange Act.................................................................................................3.1(e)
Governmental Entity..........................................................................................3.1(d)
Hazardous Materials.....................................................................................3.1(n)(vii)
HSR Act......................................................................................................3.1(d)
Knowledge.......................................................................................................8.3
Liens........................................................................................................3.1(b)
Material Adverse Effect......................................................................................3.1(a)
Merger.....................................................................................................Recitals
Merger Consideration.........................................................................................2.2(b)
Merger Subsidiary..........................................................................................Recitals
Notice.......................................................................................................4.2(a)
ODC..........................................................................................................3.1(b)
ODM..........................................................................................................3.1(b)
Options......................................................................................................2.3(c)
Payment Agent................................................................................................2.3(a)
Paying Fund..................................................................................................2.3(a)
Person..........................................................................................................8.3
Preferred Stock..............................................................................................3.1(c)
Proxy Statement..............................................................................................3.1(d)
Release................................................................................................3.1(n)(viii)

Restraints...................................................................................................6.1(c)
SEC..........................................................................................................3.1(d)
SEC Documents................................................................................................3.1(e)
Securities Act...............................................................................................3.1(e)
Stock Option Plan ...........................................................................................2.2(c)
Stockholder Approval.........................................................................................3.1(k)
Stockholders Meeting.........................................................................................5.1(b)
Subordinated Note ..............................................................................................2.1
Superior Proposal............................................................................................4.2(b)
Surviving Corporation...........................................................................................1.1
Takeover Statute.............................................................................................3.1(l)
NSC........................................................................................................Recitals
NSC Benefit Plans............................................................................................3.1(h)
NSC Entity(ies)..............................................................................................3.1(b)
NSC Subsidiary(ies)..........................................................................................3.1(b)
Taxes........................................................................................................3.1(j)
Waste Management ..........................................................................................Recitals

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 12, 1999, by and among NSC Holdings, Inc., a Delaware corporation ("Holdings"), NSC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Subsidiary"), Waste Management, Inc., a Delaware corporation ("Waste Management") and NSC Corporation, a Delaware corporation ("NSC") .

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto desire to cause Merger Subsidiary to merge with and into NSC on the terms and conditions herein set forth and in accordance with the Delaware General Corporation Law (the "DGCL");

                  WHEREAS, the Board of Directors of NSC has determined that the merger is fair to the stockholders of NSC and is in the best interest of such stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby and recommended approval and adoption of this Agreement by the stockholders of NSC;

                  WHEREAS, the Boards of Directors of each of Holdings and Merger Subsidiary have determined that the merger of Merger Subsidiary with and into NSC is in the best interest of their respective stockholders, and have approved and adopted this Agreement and the transactions contemplated hereby;

                  WHEREAS, each issued and outstanding share of common stock, par value $0.01 per share, of NSC ("Common Stock"), other than Dissenting Shares (as defined in Section 2.1(b)) and any shares of Common Stock held in the treasury of NSC, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

                  WHEREAS, simultaneously with the execution and delivery hereof Waste Management is entering into a voting agreement for the benefit of Holdings with respect to the shares of Common Stock beneficially owned by Waste Management upon the terms and conditions specified therein; and

                  WHEREAS, Holdings, NSC and Waste Management desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                                   THE MERGER

                  Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Subsidiary shall be merged with and into NSC at the Effective Time (as defined in Section 1.3) and the separate corporate existence of Merger

Subsidiary shall thereupon cease. Following the Effective Time, NSC shall be the surviving corporation (the "Surviving Corporation").

                  Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Porter & Hedges, L.L.P. in Houston, Texas or such other location as the parties hereto shall agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  Section 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as NSC and Holdings shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NSC and Merger Subsidiary shall be vested in the Surviving Corporation, and all debts, liabilities and duties of NSC and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation and by-laws of NSC shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  Section 1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (a) the directors of the Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the NSC at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 2

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                      SURRENDER OF CERTIFICATES AND PAYMENT

                  Section 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of NSC or Merger Subsidiary:

                  (a) CANCELLATION OF TREASURY STOCK. Each share of Common Stock held in the treasury of NSC shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) CONVERSION OF COMMON STOCK. Each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and shares of Common Stock ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") that have properly exercised appraisal rights pursuant to Section 262 of the DGCL) shall be converted into the right to receive $1.12 in cash, without interest (the "Merger Consideration"). All such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.3.

                  (c) CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  Section 2.2 CONVERSION OF OPTIONS. NSC shall cause all outstanding options to purchase shares of Common Stock ("Options") held by directors and executive officers of NSC issued pursuant to NSC's 1990 Stock Option Plan, as amended (the "Stock Option Plan"), and shall use its reasonable best efforts to cause all other Options issued pursuant to the Stock Option Plan as set forth in the Disclosure Letter, prior to or as of the Effective Time, to be (i) exercised, exchanged and converted into Common Stock, or (ii) surrendered and canceled without cost to NSC.

                  Section 2.3  PAYMENT AND SURRENDER OF CERTIFICATES.

                  (a) PAYING AGENT. Prior to the Effective Time, Holdings shall appoint a United States bank or trust company reasonably acceptable to NSC to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Holdings shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Common Stock, for payment in accordance with this Article 2, through the Paying Agent (the "Payment Fund"), in immediately available funds in amounts necessary to make the payments pursuant to Section 2.1(b) and this
Section 2.3 to holders of shares of Common Stock entitled thereto pursuant to
Section 2.1(b).

                  (b) PAYMENT PROCEDURES FOR STOCKHOLDERS. As soon as reasonably practicable after the Effective Time, the Paying Agent shall deliver to each holder of record of a certificate or certificates which at the Effective Time represented outstanding shares of Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to
Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as NSC and Holdings may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of shares of Common Stock represented by such Certificate and (ii) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment, shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2.

                  (c) STOCK TRANSFER BOOKS. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this
Article 2, except as otherwise provided by law.

                  (d) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

                  (e) NO LIABILITY. None of Holdings, Merger Subsidiary, NSC, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person pursuant to this Agreement.

                  Section 2.4 DISSENTERS' RIGHTS. No Dissenting Stockholder shall be entitled to any portion of the Merger Consideration pursuant to this
Article 2 unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Common Stock owned by such Dissenting Stockholder. If any person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Common Stock, such shares of Common Stock shall thereupon be treated as though such Common Stock had been converted into the right to receive the Merger Consideration with respect to such Common Stock as provided in this Article 2. NSC shall give Holdings (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by NSC relating to stockholders' rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the DGCL. NSC shall not, except with the prior written consent of Holdings, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                  Section 2.5 ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF SURVIVING CORPORATION. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of Merger Subsidiary and NSC, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, and all other chooses or things in action, and all and every other interest of or belonging to or due to either of Merger Subsidiary and NSC, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed pursuant to Section 259 and other provisions of the DGCL.

                  Section 2.6 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NSC or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NSC or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 REPRESENTATIONS AND WARRANTIES OF NSC. Except as disclosed in the SEC Documents (as defined in Section 3.1(e)) or as set forth in the Disclosure Letter delivered by NSC to Holdings prior to the execution of this Agreement (the "Disclosure Letter"), NSC hereby represents and warrants to Holdings as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. NSC and each of the NSC Subsidiaries (as defined in Section 3.1(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the NSC Entities (as defined in Section 3.1(b)) taken as a whole (a "Material Adverse Effect"). NSC and each of the NSC Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect.

                  (b) SUBSIDIARIES. NSC has no subsidiaries, interests in any joint ventures or partnerships, or interest in any other entity other than National Surface Cleaning, Inc., National Service Cleaning Corp., Olshan Demolishing Management, Inc. ("ODM") and NSC Energy Services, Inc. (each a " NSC Subsidiary," collectively, the "NSC Subsidiaries") (Olshan Demolishing Company ("ODC"), together with NSC and the NSC Subsidiaries, the "NSC Entities"). All the outstanding shares of capital stock of, or other equity interests in, each NSC Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by NSC, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that individually or in the aggregate would not have a Material Adverse Effect.

                  (c) CAPITAL STRUCTURE. The authorized capital stock of NSC consists of (i) 20,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, of NSC ("Preferred Stock"). As of the date hereof: (i) 9,971,175 shares of Common Stock were issued and outstanding;
(ii) no shares of Preferred Stock were issued or outstanding; and (iii) 655,250 shares of Common Stock were reserved for issuance upon the exercise of outstanding Options granted under Stock Option Plan. All of the outstanding shares of capital stock of NSC are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Schedule 3.1(c) of the Disclosure Letter and except as provided in this Agreement there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of NSC, (B) any securities of NSC convertible into or exchangeable or exercisable for shares of capital stock or voting securities of NSC, (C) any warrants, calls, options or other rights to acquire from NSC, and no obligation of NSC to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of NSC or (D) any debt securities of NSC not set forth on the face of the financial statements or in the notes thereto under the caption "Long-Term Debt," or any other similar caption, included in the SEC Documents (as hereinafter defined) (the items in clauses (A), (B), (C), and (D) of this section are collectively referred to as "NSC Securities"). There are no outstanding obligations of NSC to repurchase, redeem or otherwise acquire any NSC Securities other than as contemplated by Section 6.2(f) of this Agreement. Other than the Options, there are no outstanding obligations of NSC to issue, deliver or sell, or cause to be issued, delivered or sold, any NSC Securities.

                  (d) AUTHORITY; NONCONTRAVENTION. NSC has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval (as defined in Section 3.1(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NSC and the consummation by NSC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NSC, subject, in the case of the Merger, to the Stockholder Approval. This Agreement has been duly executed and delivered by NSC and, assuming the due authorization, execution and delivery by Holdings and Waste Management, constitutes a legal, valid and binding obligation of NSC, enforceable against NSC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws of NSC, (ii) result in any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the NSC Entities under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the NSC Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the NSC Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by NSC in connection with the execution and delivery of this Agreement by NSC or the consummation by NSC of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"); (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a Material Adverse Effect.

                  (e) SEC REPORTS. NSC has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC between January 1, 1996 and the date of this Agreement (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively the "SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed, or as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NSC included in the SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of NSC and its consolidated subsidiaries as of the dates thereof and the consolidated statement of earnings, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

                  (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since September 30, 1998, NSC and each of the NSC Subsidiaries have conducted their business only in the ordinary course or as disclosed in any SEC Document, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NSC's capital stock, (ii) any split, combination or reclassification of any of NSC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of NSC's capital stock, (iii) (A) any granting by NSC or any NSC Subsidiary to any current or former director, executive officer or other key employee of NSC or any NSC Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed and publicly available prior to the date of this Agreement, (B) any granting by NSC or any NSC Subsidiary to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by NSC or any NSC Subsidiary into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, or (iv) except insofar as may have been disclosed in the SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by NSC materially affecting its assets, liabilities or business.

                  (g) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. As of the date of this Agreement, except as disclosed in the SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to NSC or any NSC Subsidiary or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3 of NSC, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (h) ABSENCE OF CHANGES IN BENEFIT PLANS. Except as set forth on Schedule 3.1(h) of the Disclosure Letter, since September 30, 1998, there has not been any (i) adoption by NSC of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of NSC (collectively, the "NSC Benefit Plans") to which any of NSC's executive officers is a participant or (ii) amendment to any NSC Benefit Plan that resulted in a material increase in the benefits received or to be received thereunder by any executive officer of NSC.

                  (i)      ERISA COMPLIANCE.

                  (i) With respect to the NSC Benefit Plans, no event has occurred and, to the knowledge of NSC, there exists no condition or set of circumstances, in connection with which NSC could be subject to any liability that individually or in the aggregate would have a Material Adverse Effect under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law.

                  (ii) Each NSC Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any NSC Benefit Plan that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. NSC and all NSC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Each NSC Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any NSC Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. To the knowledge of NSC, no fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such NSC Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of NSC, all contributions to, and payments from, such NSC Benefit Plans which are required to be made in accordance with such NSC Benefit Plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (iii) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, neither NSC nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with NSC would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to NSC or any ERISA Affiliate of NSC of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course).

                  (iv) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against NSC or any NSC Subsidiary pending or, to the knowledge of NSC, threatened which may interfere with the respective business activities of NSC or any NSC Subsidiary, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (v) No NSC Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which would reasonably expected to have a Material Adverse Effect.

                  (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
         (A) entitle any current or former employee, officer or director of NSC to severance pay, unemployment compensation or any other payment or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

                  (vii) Except as set forth on Schedule 3.1(i) to the Disclosure Letter, no NSC Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
         Section 280G of the Code.

                  (j) TAXES. NSC and each NSC Subsidiary has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect. NSC and each NSC Subsidiary has paid (or NSC has paid on its behalf) all taxes (as defined below) shown as due on such returns. As used in this Agreement, "taxes" shall include all federal, state, local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto.

                  (k) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock at the Stockholders Meeting to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of NSC's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby. The Board of Directors of NSC has duly and validly approved and taken all corporate action required to be taken by the Board of Directors of NSC for the consummation of the transactions contemplated by this Agreement.

                  (l) STATE TAKEOVER STATUTES. The Board of Directors of NSC has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") is applicable to the Merger and the transactions contemplated by this Agreement.

                  (m) BROKERS. Except for BT Alex. Brown Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSC.

                  (n)      ENVIRONMENTAL MATTERS.

                  (i) During the three-year period immediately preceding the date of this Agreement, neither NSC nor any NSC Subsidiary has received any written communication from a Governmental Entity alleging that NSC or any NSC Subsidiary is not in compliance with applicable Environmental Laws, other than those instances of alleged noncompliance which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (ii) There is no Environmental Claim pending or, to the knowledge of NSC, threatened, against NSC or any NSC Subsidiary or, to the knowledge of NSC, against any person whose liability for any Environmental Claim NSC or any NSC Subsidiary has or may have retained or assumed either contractually or by operation of law other than those Environmental Claims which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (iii) There are no Releases of any Hazardous Material at any property that could reasonably be expected to result in liability under any Environmental Law for NSC or any NSC Subsidiary or, to the knowledge of NSC, for any person whose liability for any Environmental Claim NSC or any NSC Subsidiary has or may have retained or assumed either contractually or by operation of law other than those liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (iv) As used herein, the term "Cleanup" means all actions required to (A) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  (v) As used herein, the term "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by NSC or any NSC Subsidiary or (B) circumstances forming the basis of any violation of any Environmental Law.

                  (vi) As used herein, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (vii) As used herein, the term "Hazardous Materials" means all substances defined as Hazardous Substances, Hazardous Waste, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law, including all matters adversely affecting air, ground, ground water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks and asbestos.

                  (viii) As used herein, the term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

                  Section 3.2 REPRESENTATIONS AND WARRANTIES OF WASTE MANAGEMENT. Waste Management hereby represents and warrants to Holdings as follows:

                  (a) AUTHORITY; NONCONTRAVENTION. Waste Management has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Waste Management and the consummation by Waste Management of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Waste Management. This Agreement has been duly executed and delivered by Waste Management and, assuming the due authorization, execution and delivery by Holdings and NSC, constitutes a legal, valid and binding obligation of Waste Management, enforceable against Waste Management in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws of Waste Management, (ii) result in any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon the Waste Management Shares (as defined in Section 3.2(b)) under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Waste Management Shares or
(iii) subject to the governmental filings and other matters referred to in the following sentence, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Waste Management Shares, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Waste Management in connection with the execution and delivery of this Agreement by Waste Management or the consummation by Waste Management of the transactions contemplated hereby, except for
(i)compliance with any applicable requirements of the HSR Act and (ii) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a Material Adverse Effect.

                  (b) OWNERSHIP OF WASTE MANAGEMENT SHARES. As of the date hereof, Waste Management is the beneficial owner of 5,380,670 shares of Common Stock (the "Waste Management Shares"), all of which shares are owned of record by affiliates (as defined in Section 8.3) of Waste

Management as set forth in SCHEDULE 3.2(b) of the Disclosure Letter. Except as set forth in this Agreement, neither Waste Management nor any of its affiliates is a party to any option, warrant, purchase right, or other contract or commitment that could require any such entity to sell, transfer or otherwise dispose of any of the Waste Management Shares.

                  (c) ODC MANAGEMENT CLAIMS. Except as set forth in the SEC Documents, neither Waste Management, Rust International Inc., ODC nor any of their affiliates have any claims against any NSC Subsidiary that would reasonably be expected to have a Material Adverse Effect.

                  Section 3.3 REPRESENTATIONS AND WARRANTIES OF HOLDINGS. Except as set forth in the Disclosure Letter delivered by Holdings to NSC prior to the execution of this Agreement (the " Holdings Disclosure Letter"), Holdings hereby represents and warrants to NSC and Waste Management as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Holdings and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) AUTHORITY; NONCONTRAVENTION. Holdings and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Holdings and Merger Subsidiary have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Holdings and Merger Subsidiary and, assuming the due authorization, execution and delivery by NSC and Waste Management, constitutes a legal, valid and binding obligation of Holdings and Merger Subsidiary, enforceable against Holdings and Merger Subsidiary in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with the certificate of incorporation or by-laws of Holdings or Merger Subsidiary, (ii) result in any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Holdings or Merger Subsidiary under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Holdings, Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holdings, Merger Subsidiary or their respective properties or assets. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Holdings or Merger Subsidiary in connection with the execution and delivery of this Agreement by Holdings and Merger Subsidiary or the consummation by Holdings and Merger Subsidiary of the transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (ii) compliance with any applicable requirements of the HSR Act.

                  (c) HOLDINGS RESOURCES. At the Effective Time, Holdings will have sufficient funds on hand or available to consummate the transactions contemplated by this Agreement and to pay all transaction related fees and expenses.

                  (d) STATE TAKEOVER STATUTES. The Board of Directors of Holdings and Merger Subsidiary have taken all necessary action so that no Takeover Statute is applicable to the Merger and the other transactions contemplated by this Agreement.

                  (e) BROKERS. Except for Cobb Capital Corp., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holdings.

                                    ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1  CONDUCT OF BUSINESS.

                  (a) CONDUCT OF BUSINESS BY NSC. Except as set forth in Section 4.1(a) of the Disclosure Letter, otherwise contemplated by this Agreement or consented to by Holdings, consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, NSC shall carry on its businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, NSC shall not, and shall not permit any NSC Subsidiary to:

                  (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of NSC to its parent (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Common Stock upon the exercise of the Options under the Stock Option Plan;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of Common Stock upon the exercise of the Options under the Stock Option Plan;

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents, or merge or consolidate with any person;

                  (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice;

                  (v) enter into any written contracts of employment;

                  (vi) incur any indebtedness except under its existing revolving credit facilities or trade payables incurred in the ordinary course of business;

                  (vii) enter into commitments for capital expenditures involving more than $10,000.00 in the aggregate except as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business;

                  (viii) fail to maintain insurance in accordance with past practice; or

                  (ix) authorize, or commit or agree to take, any of the foregoing actions;

provided, however, that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction to which the only parties are NSC or NSC Subsidiaries.

                  (b) OTHER ACTIONS. Except as required by law, NSC and Holdings shall not, and, in the case of NSC, shall not permit any NSC Subsidiary to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

                  (c) ADVICE OF CHANGES. NSC and Holdings shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                  Section 4.2       NO SOLICITATION.

                  (a) NSC shall not, nor shall it permit any NSC Subsidiary, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, to directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below) or
(ii) participate in any discussions or negotiations regarding any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time, the Board of Directors of NSC determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to NSC's stockholders under applicable law, NSC may, in response to a Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to Holdings (the "Notice") and compliance with Section 4.2(c), following delivery of the Notice (x) furnish information with respect to NSC and the NSC Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by NSC after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of all or substantially all of the business or assets of NSC, (x) direct or indirect acquisition or purchase of 50% or more of any class of equity securities of NSC, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of NSC, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NSC, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of NSC nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Holdings, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause NSC enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of NSC determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to NSC's stockholders under applicable law, the Board of Directors of NSC may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Acquisition Agreement with respect to a Superior Proposal; PROVIDED, HOWEVER, that NSC may not terminate this Agreement pursuant to this Section 4.2(b) unless and until (i) three business days have elapsed following the delivery to Holdings of a written notice of such determination by the Board of Directors of NSC and (x) NSC has delivered to Holdings the written notice required by Section 4.2(c) below, and (y) during such three business day period, NSC otherwise cooperates with Holdings with respect to an Acquisition Proposal that constitutes a Superior Proposal with the intent of enabling Holdings to engage in good faith negotiations so that the transactions contemplated hereby may be effected and (ii) at the end of such three business day period the Board of Directors of NSC continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, or all or substantially all the assets of NSC and otherwise on terms which the Board of Directors of NSC determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to NSC's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of NSC, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of NSC set forth in paragraphs (a) and (b) of this Section 4.2, NSC shall immediately advise Holdings orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. NSC will keep

Holdings reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 4.2 shall prohibit NSC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to NSC's stockholders if, in the good faith judgment of the Board of Directors of NSC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly permitted by paragraph (a) of this Section 4.2 in connection with a Superior Proposal, neither NSC nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.


                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

                  Section 5.1 PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING.

                  (a) As soon as practicable following the date of this Agreement, NSC shall prepare and file with the SEC a proxy statement (the "Proxy Statement"). NSC will use all reasonable best efforts to cause the Proxy Statement to be mailed to NSC's stockholders as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC for mailing to NSC's stockholders.

                  (b) NSC shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, but subject to its rights pursuant to Section 4.2 and Section 7.1(e), NSC agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to NSC of any Acquisition Proposal.

                  Section 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. To the extent permitted by applicable law and subject to the agreement dated April 16, 1998, between NSC and Holdings (the "Confidentiality Agreement"), each of NSC and Holdings shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and all other information concerning its business, properties and personnel as such other party may reasonably request. Any review pursuant to this Section 5.2 shall be for the purposes of confirming the accuracy of any representation or warranty contained in this Agreement given by Holdings to NSC or by NSC to Holdings and facilitating transition planning. Each of NSC and Holdings will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

                  Section 5.3 REASONABLE BEST EFFORTS; COOPERATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.3(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

                  (b) In connection with and without limiting the foregoing, NSC and Holdings shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  Section 5.4 INDEMNIFICATION.

                  (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of NSC or any NSC Subsidiary (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of NSC or any NSC Subsidiary or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by NSC or any NSC Subsidiary ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of expenses reasonably incurred, (ii) the Surviving Corporation and NSC will cooperate in the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Surviving Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.4(a) in connection with any such action. In addition, from and after the Effective Time, directors and officers of NSC who become directors or officers of the Surviving Corporation will be entitled to indemnification under the Surviving Corporation's certificate of incorporation and by-laws, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.4.

                  (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the directors' and officers' liability tail insurance identified on Schedule 4.1 with respect to those persons who are currently covered by NSC's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on December 31, 1998. In addition, for six years after the Effective Time, the Surviving Corporation shall maintain in effect the NSC's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 5.4(a) with coverages and in amounts no less favorable than those of such policy in effect on the date hereof.

                  (d) The provisions of this Section 5.4 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 5.5 FEES AND EXPENSES.

                  (a) Except as provided in this Section 5.4, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) In the event that (i) this Agreement is terminated by NSC pursuant to Section 7.1(e), then NSC shall promptly, but in no event later than two days after the date of termination pursuant to this clause (i), pay Holdings a fee equal to $100,000.00 (the "Termination Fee"), payable by wire transfer of same day funds, or (ii)(x) an Acquisition Proposal shall have been made known to NSC or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal which, in any such case, has not been publicly withdrawn prior to the Stockholders Meeting, (y) thereafter, this Agreement is terminated by either NSC or Holdings pursuant to Section 7.1(b)(ii), and (z) within 12 months of such termination NSC enters into any Acquisition Agreement or consummates any Acquisition Proposal, then NSC shall pay Holdings the Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of an Acquisition Agreement or the consummation of an Acquisition Takeover Proposal. NSC acknowledges that the agreements contained in this Section 5.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holdings would not enter into this Agreement.

                  (c) In the event that this Agreement is terminated by NSC pursuant to Section 7.1(d), then Holdings shall promptly, but in no event later than two days after the date of termination pursuant to this clause, pay NSC liquidated damages equal to $100,000 (the "NSC Termination Fee"), payable by wire transfer of same day funds.

                  (d) In the event this Agreement is terminated by Holdings pursuant to Section 7.1(c), the NSC shall promptly, but in no event later than two days after the date of termination pursuant to this clause, pay Holdings liquidated damages equal to $100,000 (the "Holdings Termination Fee"), payable by wire transfer of same day funds.

                  Section 5.6 PUBLIC ANNOUNCEMENTS. Holdings and NSC will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any rules and regulations of the Nasdaq Stock Market.

                  Section 5.7 REPURCHASE OF WASTE MANAGEMENT SHARES. Immediately prior to the Effective Time Waste Management will sell to NSC and NSC will purchase from Waste Management 996,420 shares of Common Stock to NSC in exchange for a subordinated promissory note in the principal amount of $1,115,990, bearing interest at 11% per annum, in the form attached hereto as Exhibit D.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

                  (b) GOVERNMENTAL AND REGULATORY APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Holdings, NSC or any NSC

Subsidiary to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to each of Holdings and NSC.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger,
(ii) prohibiting or limiting the ownership or operation by NSC and the NSC Subsidiaries of any material portion of the business or assets of the NSC Entities taken as a whole, or compelling NSC and the NSC Subsidiaries to dispose of or hold separate any material portion of the business or assets of the NSC Entities taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) which otherwise is reasonably likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (d) HSR ACT. Any applicable waiting period (including any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated.

                  Section 6.2 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND MERGER SUBSIDIARY. The obligations of Holdings and Merger Subsidiary to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of NSC and Waste Management set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF NSC. NSC shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) WASTE MANAGEMENT NON-COMPETITION AGREEMENT. Waste Management and NSC shall have executed a non-competition agreement for a three-year term, in substantially the form of EXHIBIT A attached hereto.

                  (d) ASSET PURCHASE AGREEMENT. Waste Management and NSC, or their respective affiliates, shall have executed an asset purchase agreement relating to the sale of all or substantially all of the assets of ODC, in substantially the form of EXHIBIT B attached hereto.

                  (e) RUST NOTE. The promissory note in the principal amount of $4,520,000 made by NSC in favor of Rust International Inc. will be canceled and a subordinated promissory note in the principal amount of $2,400,000, bearing interest at 12 1/2 % per annum, in substantially the form of EXHIBIT C attached hereto will be issued to Waste Management or its designee.

                  (f) REPURCHASE OF SHARES. NSC shall have repurchased from Waste Management 996,420 shares of Common Stock in exchange for a subordinated promissory note in the principal amount of $1,115,990, bearing interest at 11% per annum, in the form attached hereto as Exhibit D.

                  Section 6.3 CONDITIONS TO OBLIGATIONS OF NSC. The obligation of NSC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holdings set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF HOLDINGS. Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  Section 6.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Holdings nor NSC may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval.

                  (a)      by mutual written consent of Holdings and NSC.

                  (b)      by either Holdings or NSC:

                  (i) if the Merger shall not have been consummated by June 30, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or

                  (iii) if any Restraint having any of the effects set forth in
         Section 6.1(c) shall be in effect and shall have become final and nonappealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;

                  (c) by Holdings, if NSC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a material adverse change relating to NSC and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by NSC;

                  (d) by NSC, if Holdings shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Holdings (it being understood that Holdings' inability to finance the transactions contemplated hereby shall not be curable); or

                  (e) by NSC in accordance with Section 4.2(b); PROVIDED that, in order for the termination of this Agreement pursuant to this Section 7.1(e) to be deemed effective, NSC shall have complied with all provisions of Section 4.2, including the notice provisions therein, and the applicable requirements, including the payment of the Termination Fee, of Section 5.5.

                  Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either NSC or Holdings as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Holdings, NSC or Waste Management, other than the provisions of Section 3.1(m), Section 3.3(e), the last sentence of Section 5.2,
Section 5.5, Section 5.6, this Section 7.2 and Article 8, which provisions survive such termination.

                  Section 7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after the Stockholder Approval; PROVIDED, HOWEVER, that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of NSC without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  Section 7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require, in the case of Holdings or NSC, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law. The approval of the Board of Directors of Waste Management shall not be required for any such action referred to in this Section 7.5.

                                    ARTICLE 8

                               GENERAL PROVISIONS

                  Section 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  Section 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to NSC, to:                            NSC Corporation
                                               49 Danton Drive
                                               Methuen, Massachusetts 01844
                                               Telecopy No.: (978) 557-7380
                                               Attention: Darryl Schimeck


         with copies to:                       Devine, Millimet & Branch P.A.
                                               12 Essex Street
                                               Andover, Massachusetts  01810
                                               Telecopy No.:  (978) 684-5054
                                               Attention:  Aaron A. Gilman, Esq.

                                               Jones, Day, Reavis & Pogue
                                               North Point
                                               901 Lakeside Avenue
                                               Cleveland, Ohio 44114
                                               Telecopy No.: (216) 579-0212
                                               Attention:  Charles W. Hardin,
                                               Jr., Esq.

(b) if to Holdings or Merger Subsidiary, to:
                                               NSC Holdings, Inc.
                                               6049 Heards Drive
                                               Atlanta, Georgia
                                               Telecopy No.: (770) 541-1930
                                               Attention: Martin O'Halloran

         with a copy to:                       Porter & Hedges L.L.P.
                                               700 Louisiana, 35th Floor
                                               Houston, Texas  77002
                                               Telecopy No.:  (713) 228-1331
                                               Attention:  John M. Ransom, Esq.

(c)      if to Waste Management, to:
                                               Waste Management, Inc.
                                               1001 Fannin Street, Suite 4000
                                               Houston, Texas 77002
                                               Telecopy No.: (713) 209-9711
                                               Attention: Gregory T. Sangalis,
                                               Esq.

         with a copy to:                 Seyfarth, Shaw, Fairweather & Geraldson
                                         55 East Monroe Street, Suite 4200
                                         Chicago, Illinois 60603
                                         Telecopy No.: (312) 269-8869
                                         Attention: Thomas A. Witt, Esq.


                  Section 8.3 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (i) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, (including its permitted successors and assigns),
(ii) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers, and (iii) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  Section 8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2 and Section 5.4, are not intended to confer upon any person other than the parties any rights or remedies.

                  Section 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE,

REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 8.8 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                  Section 8.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                             NSC CORPORATION


                             By:   /s/ DARRYL G. SCHIMECK
                                   --------------------------------------------
                                   Name:  Darryl G. Schimeck
                                   Title: President and Chief Executive Officer


                             WASTE MANAGEMENT, INC.


                             By:    /s/ GREGORY T. SANGALIS
                                    ------------------------------------------
                                    Name:  Gregory T. Sangalis
                                    Title: Senior Vice President and Secretary


                              NSC HOLDINGS, INC.


                             By:    /s/ MARTIN O'HALLORAN
                                    ------------------------------------------
                                    Name:  Martin O'Halloran
                                    Title: Chairman



                             NSC ACQUISITION, INC.


                             By:    /s/ MARTIN O'HALLORAN
                                    ------------------------------------------
                                    Name:  Martin O'Halloran
                                    Title: Chairman

                                                                       EXHIBIT A



                            NON-COMPETITION AGREEMENT


                  THIS NON-COMPETITION AGREEMENT (this "Agreement"), dated as of
               , 1999, is by and between NSC Corporation, a Delaware corporation (the "Company"), and Waste Management, Inc., a Delaware
corporation ("Waste Management").

                              W I T N E S S E T H:

                  WHEREAS, NSC Holdings, Inc. ("Holdings"), NSC Acquisition, Inc. ("Merger Subsidiary"), Waste Management and the Company are parties to that certain Agreement and Plan of Merger, dated as of February 12, 1999 (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, that Merger Subsidiary will be merged with and into the Company (the "Merger");

                  WHEREAS, Waste Management owns, through its affiliates, approximately 54% of the outstanding shares of common stock, par value $.01 per share, of the Company; and

                  WHEREAS, in order to induce Holdings to enter into the Merger Agreement, and as a condition to the consummation of the Merger, Waste Management has agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Waste Management and the Company hereby agree as follows.

         1.       NON-COMPETITION.

                  a. CONDUCT. From and after the date of this Agreement and ending on the third anniversary thereof, Waste Management shall not:

                                    (i) enter into or engage in any business
                  that currently competes with the Business (as defined below) within the Restricted Territory (as defined below);

                                    (ii) solicit customers, active prospects,
                  business or patronage for any business wherever located that competes with the Business within the Restricted Territory or sell any services for any business, wherever located, that competes with the Business within the Restricted Territory; or

                                    (iii) solicit, divert, entice or otherwise
                  take away any customers, former customers, active prospects, business, patronage or orders of the Business or attempt to do.

                  b. BUSINESS. "Business" shall mean the asbestos abatement, lead paint abatement, indoor air quality or demolition and dismantling services business currently conducted by the Company, excluding waste management services, which shall include, without limitation, collection, transportation, transfer, processing, treatment, recycling and disposal, and on-site technical services, which shall include, without limitation, identification and packaging.

                  c. RESTRICTED TERRITORY. "Restricted Territory" means the continental United States.

                  d. NON-COMPETITION - DIRECT OR INDIRECT. Waste Management will be in violation of this Section 1 if it engages in any or all of the activities set forth in this Section 1 directly on its own account, or indirectly for any other Person and whether as partner, joint venturer, agent and/or director of any Person or as an equity holder of any Person in which Waste Management owns, directly or indirectly, any of the outstanding equity interests; PROVIDED, HOWEVER, that (i) the direct or indirect ownership by Waste Management of an interest constituting no more than ten percent in the aggregate of the outstanding voting capital stock in any Person which has a class of voting securities listed for trading on a national securities exchange or on an inter-dealer automated quotation system shall not be a violation of this Section 1; (ii) the direct or indirect ownership by Waste Management of any interest in any Person that derives less than ten percent of its annual gross revenues from any operation that competes with the Business shall not be a violation of this Section 1; and (iii) Waste Management may engage, directly or indirectly, in the business of asbestos abatement, lead paint abatement, indoor air quality or demolition and dismantling services without restriction hereunder to the extent such business is incidental to other businesses or projects from time to time conducted by Waste Management. For purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         2. REMEDIES. If Waste Management breaches, or fails to comply with, the terms of Section 1 and such breach or failure causes serious and substantial damage to the Company, the Company shall be entitled to an injunction restraining Waste Management from any such breach or failure. All remedies expressly provided for in this Section 2 are cumulative of any and all other remedies now existing at law or in equity. The Company shall, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by the Company or monetary damages and compensation.

         3. SEVERABILITY. In the event that any provision of this Agreement shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this Agreement shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; PROVIDED, HOWEVER, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     4. AMENDMENT; ASSIGNMENT. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     5. EXPENSES. Each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

     6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

        (i)  If to Waste Management, to: Waste Management, Inc.
                                         1001 Fannin
                                         Suite 4000
                                         Houston, Texas 77002
                                         Telecopy No.:  (713) 209-9711
                                         Attention:  Gregory T. Sangalis, Esq.

             with a copy to:             Seyfarth, Shaw, Fairweather & Geraldson
                                         55 East Monroe Street
                                         Suite 420
                                         Chicago, Illinois 60603
                                         Telecopy No.:  (312) 269-8899
                                         Attention:  Thomas A. Witt, Esq.

        (ii) If to the Company, to:      NSC Corporation
                                         49 Danton Drive
                                         Methuen, Massachusetts 01844
                                         Telecopy No.:  (978) 557-7380
                                         Attention: Darryl Schimeck

             with a copy to:             Porter & Hedges L.L.P.
                                         700 Louisiana, 35th Floor
                                         Houston, Texas 77002
                                         Telecopy No.:  (713) 228-1331
                                         Attention:  John M. Ransom, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of law thereof.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         10. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                       WASTE MANAGEMENT, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:




                                       NSC CORPORATION


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B



                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT, dated __________ __, 1999 (this "Agreement"), is by and between Olshan Demolishing Company Inc., a Texas corporation ("ODC"), NSC Corporation, a Delaware corporation ("NSC") and Olshan Demolishing Management, Inc., a Delaware corporation and wholly owned subsidiary of NSC ("ODM").
 .

                              W I T N E S S E T H:

                  WHEREAS, Waste Management, Inc. ("Waste Management") owns, through its affiliates, all of the outstanding capital stock of ODC;

                  WHEREAS, NSC, Waste Management, NSC Holdings, Inc. ("Holdings"), and NSC Acquisition, Inc. ("Merger Subsidiary") have entered into an Agreement and Plan of Merger dated as of February 12, 1999 (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, that Merger Subsidiary will be merged with and into NSC (the "Merger");

                  WHEREAS, in order to induce Holdings to enter into the Merger Agreement, and as a condition to the consummation of the Merger, Waste Management has agreed to cause ODC to enter into this Agreement; and

                  WHEREAS, ODC desires, and Waste Management desires to cause ODC, to sell to ODM, and ODM desires, and NSC desires to cause ODM, to purchase from ODC, all of ODC's right, title and interest in and to the Assets (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, ODC, ODM and NSC hereby agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

                  1.1 ASSETS TO BE TRANSFERRED. Simultaneously with the execution and delivery hereof, ODM shall purchase from ODC, and ODC shall sell, transfer, assign, convey and deliver to ODM all right, title and interest of ODC in and to all of the assets and properties owned by ODC associated with the Business (as defined in the Operating Agreement as hereinafter defined), including, without limitation, (a) the assets identified on SCHEDULE I attached hereto, (b) all of ODC's goodwill, if any, and (c) all of ODC's right, title and interest in and to the name "Olshan Demolishing" and any variations thereof (collectively, the "Assets").

                  1.2 PURCHASE PRICE. In consideration for the Assets, simultaneously with the execution and delivery hereof, NSC shall deliver to ODC, or its designee, a Subordinated Promissory Note, in substantially the form of EXHIBIT A attached hereto, in the amount of $2,400,000, payable to ODC or its designee (the "Note"). The purchase price (and all other capitalizable costs) shall be allocated $230,400 to the Assets and $2,169,600 to the Note for all purposes (including financial accounting and tax purposes).


                                    ARTICLE 2

                                   DELIVERIES

                  2.1 DELIVERIES BY ODC. Simultaneously with the execution and delivery hereof, ODC shall deliver to ODM the following items:

                           (a) an executed copy of the Bill of Sale, substantially in the form of EXHIBIT B attached hereto;

                           (b) certificates of title for all motor vehicles, if any, included in the Assets;

                           (c) evidence satisfactory to ODM and NSC establishing the cancellation of, and the discharge of any indebtedness under, that certain working capital loan from Rust International Inc., an affiliate of ODC and Waste Management, in the original principal amount of $4,520,000;

                           (d) such documents and instruments satisfactory to ODM and NSC establishing the termination of that certain Business Operating Agreement, dated April 20, 1995 (the "Operating Agreement") among Rust Engineering & Construction Inc., ODC, ODM and NSC, which shall provide that Sections 4.4 and 9.2 of the Operating Agreement are specifically rendered void (such that all new accounts, new contracts, subcontracts and purchase agreements referenced in the Operating Agreement shall remain in the sole ownership and for the sole benefit of ODM); PROVIDED, HOWEVER, that the indemnification provisions set forth in Section 10 of the Operating Agreement shall survive such termination in accordance with their terms; and

                           (e) such other documents and instruments as NSC shall reasonably request to consummate the transactions contemplated hereby.

                  2.2 DELIVERIES BY NSC. Simultaneously with the execution hereof, NSC shall deliver to ODC the following items:

                           (a) an executed copy of the Note as set forth in
         Section 1.2;

                           (b) such documents and instruments satisfactory to ODC establishing the termination of the Operating Agreement as set forth above; and

                           (c) such other documents and instruments as ODC shall reasonably request to consummate the transactions contemplated hereby.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF ODC

                  3.1 EXISTENCE AND GOOD STANDING. ODC is a corporation duly incorporated, validly existing and in good standing under the laws of Texas.

                  3.2 DUE AUTHORIZATION AND EXECUTION; NO CONFLICT. ODC has all of the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by ODC. This Agreement has been duly and validly executed and delivered by ODC and constitutes the valid and legally binding obligation of ODC enforceable against ODC in accordance with its terms. The execution, delivery and performance of this Agreement does not conflict with or violate the Certificate of Incorporation or By-Laws of ODC, or any provision of any applicable law or result in the creation or imposition of any lien in favor of any third party with respect to any of the Assets.

                  3.3 CONSENTS. The execution, delivery and performance of this Agreement by ODC, and the consummation of the transactions contemplated hereby does not (i) result in a breach of, conflict with, violate or constitute a default (whether upon the giving of notice or the passage of time or both) under, any term or provision of any agreement or instrument to which ODC is a party, or by which ODC or any of its properties or assets is bound, or (ii) require the consent or approval of, or notice to, or filing with, any other person or entity, including, without limitation, any governmental authority.

                  3.4 TITLE, ETC. Except for its interest in the name "Olshan Demolishing" as to which no representation or warranty is made, ODC has good and marketable title to all of the Assets free and clear of any and all liens, claims, charges, assessments, security interests and other encumbrances of any kind whatsoever other than liens for current taxes, assessments, fees and other charges by governmental authorities which are not due and payable as of the date of this Agreement. The Assets listed on SCHEDULE I constitute all of the operating assets owned by ODC.

                  3.5 BROKERS. No person has acted directly or indirectly as a broker, finder or financial advisor for ODC in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of ODC.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF ODM AND NSC

                  4.1 EXISTENCE AND GOOD STANDING. Each of ODM and NSC is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

                  4.2 DUE AUTHORIZATION AND EXECUTION; NO CONFLICT. Each of ODM and NSC has all of the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by ODM and NSC. This Agreement has been duly and validly executed and delivered by ODM and NSC and constitutes the valid and legally binding obligation of ODM and NSC enforceable against ODM and NSC in accordance with its terms. The execution, delivery and performance of this Agreement does not conflict with or violate the Certificate of Incorporation or By-Laws of ODM or NSC.

                  4.3 CONSENTS. The execution, delivery and performance of this Agreement by ODM and NSC, and the consummation of the transactions contemplated hereby does not (i) result in a breach of, conflict with, violate or constitute a default (whether upon the giving of notice or the passage of time or both) under, any term or provision of any agreement or instrument to which ODM or NSC is a party, or by which ODM or NSC is bound, or (ii) require the consent or approval of, or notice to, or filing with, any other person or entity, including, without limitation, any governmental authority.

                  4.4 BROKERS. No person has acted directly or indirectly as a broker, finder or financial advisor for ODM or NSC in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of ODM or NSC.


                                    ARTICLE 5

                                 INDEMNIFICATION

                  5.1 INDEMNIFICATION. ODM and NSC will jointly and severally indemnify and hold harmless ODC, its affiliates (including Waste Management) and all officers, directors, employees and agents of any of them (individually, an "ODC Indemnitee") from and against any and all Damages arising from any and all Claims in which ODC Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of, in connection with, or otherwise relating to, the operation of the business following the termination of the Operating Agreement, regardless of whether the ODC Indemnitee continues to be an affiliate, or an officer, director, employee or agent of ODC or its affiliates at the time any such Claims are made or Damages incurred; provided that the foregoing indemnity shall not apply to any Claims or Damages incurred due to the negligence or willful misconduct of any ODC Indemnitee. The terms "Claims" and "Damages" shall have the same meaning herein as in the Operating Agreement notwithstanding its termination.

                  5.2 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of an indemnifying party (the "Indemnifying Party") to the other (the "Indemnified Party") under Section 5.1 hereof with respect to Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                           (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such Claim, process or other legal pleading, and the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing and at its own expense; PROVIDED, HOWEVER, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense. The failure or delinquency in providing notice pursuant to this subsection (a) shall not relieve the Indemnifying Party from any liability except and only to the extent that the Indemnifying Party is prejudiced thereby.

                           (b) In the event that the Indemnifying Party fails to defend against such Claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Party's expense, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof upon reimbursement to the Indemnified Party of all costs and expenses incurred by the Indemnified Party in conjunction with such defense to that date.

                           (c) Anything in this Section 5.2 to the contrary notwithstanding, the Indemnifying Party shall not settle any Claim without the consent of the Indemnified Party unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a release from all liability in respect of such Claim. If the settlement of the Claim involves more than the payment of money, the Indemnifying Party shall not settle the Claim without the prior consent of the Indemnified Party.

                           (d) The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other.


                                    ARTICLE 6

                                  MISCELLANEOUS

                  6.1 FURTHER ASSURANCES. ODC at the request of ODM or NSC, at or after the date hereof, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to ODM or NSC such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to ODM and NSC, and take all such other actions, as ODM or NSC may reasonably deem necessary or desirable to implement any provision of this Agreement and to more effectively transfer to and vest in ODM and to put ODM in possession of, all of the Assets, free and clear of all liens.

     6.2 AMENDMENT; ASSIGNMENT. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     6.3 EXPENSES. Each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

     6.4 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     6.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

           (a) If to ODC, to:        Waste Management, Inc.
                                     1001 Fannin, Suite 4000
                                     Houston, Texas  77002
                                     Telecopy No.:     (713) 209-9711
                                     Attention:        Gregory T. Sangalis, Esq.

               with a copy to:       Seyfarth, Shaw, Fairweather & Geraldson
                                     55 East Monroe Street
                                     Suite 4200
                                     Chicago, Illinois  60603
                                     Telecopy No.:     (312) 269-8869
                                     Attention:        Thomas A. Witt, Esq.

           (b) If to ODM or NSC, to: NSC Corporation
                                     49 Danton Drive
                                     Methuen, Massachusetts 01844
                                     Telecopy No.:     (978) 557-7380
                                     Attention:        Darryl Schimeck

               with a copy to:       Porter & Hedges L.L.P.
                                     700 Louisiana, 35th Floor
                                     Houston, Texas 77002
                                     Telecopy No.:     (713) 228-1331
                                     Attention:        John M. Ransom, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                  6.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  6.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, or shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  6.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                            OLSHAN DEMOLISHING COMPANY INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            OLSHAN DEMOLISHING MANAGEMENT, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                           NSC CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT C


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT ON OR ABOUT THE DATE HEREOF AMONG FINOVA CAPITAL CORPORATION, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN (THE "FINOVA SUBORDINATION AGREEMENT")


                          SUBORDINATED PROMISSORY NOTE

$2,400,000.00                                             Methuen, Massachusetts
                                                             __________ __, 1999

                  FOR VALUE RECEIVED, the undersigned, NSC Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Waste Management, Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, in immediately available funds at the principal business address of Payee, 1001 Fannin, Suite 4000, Houston, Texas 77002, or at such other location as the holder hereof may designate from time to time in writing, the principal amount of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO CENTS ($2,400,000.00), together with interest from the date hereof, at a rate of 12 1/2% per annum (computed on the basis of a 365-day year and based upon the number of days actually elapsed), payable in arrears on the fifteenth day of each August, November, February and May commencing August 15, 1999. The principal amount hereof and any and all accrued but unpaid interest thereon shall be due and payable on December 31, 2005.

                  If any amount of principal or interest payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), the then entire outstanding principal amount hereof, together with all overdue interest, shall automatically and immediately accrue interest until such default is cured, payable on demand, at a rate per annum equal to the lesser of (i) 5% per annum above the interest rate otherwise in effect, or (ii) the maximum interest rate permitted under applicable law.

                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. As used herein, the term "Business Day" means any day of the year on which banks are not required or authorized to close in New York, New York.

                  This Note is executed and delivered pursuant to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among Borrower, Payee, NSC Holdings, Inc. and NSC Acquisition, Inc..

                  Borrower shall be in default under this Note upon the occurrence of any of the following events of default ("Events of Default"):

                  (a) default in the payment of the principal of or any installment of interest on this Note when due, which default continues for a period of ten (10) days after notice of such default is delivered by Payee to Borrower;

                  (b) any "event of default," "default" or similar event or occurrence that results in the acceleration of indebtedness of Borrower to any other person under any note, indenture, agreement or undertaking; or

                  (c) the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of Borrower or any guarantor or surety of any of the obligations of Borrower.

                  Upon the occurrence of any Event of Default, and at any time thereafter as long as any such Event of Default shall be continuing, Payee may declare all liabilities and obligations of Borrower to Payee immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Payee, and upon the occurrence of any Event of Default mentioned in clause (c) hereof, all liabilities and obligations of Borrower to Payee shall become due and payable without any action upon the part of Payee.

                  Borrower shall have the right at any time and from time to time to prepay the unpaid principal amount hereof, in whole or in part, without premium or penalty. In the case of any such prepayment, Borrower shall also pay in full all accrued but unpaid interest in respect of the entire outstanding principal amount hereof and all overdue interest, if any.

                  The indebtedness evidenced by this Note is subordinated to all Senior Indebtedness of Borrower as set forth in the FINOVA Subordination Agreement. Until all liabilities and obligations of Borrower to Payee are paid, such Senior Indebtedness, together with all other indebtedness of Borrower for money borrowed to which the indebtedness evidenced by this Note may be subordinated, shall not exceed $22,000,000 in the aggregate, as provided in that certain Memorandum of Understanding, dated February 12, 1999, between Payee and Borrower.

                  Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  Borrower shall pay Payee, on demand, any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Borrower) taken to protect, enforce, determine or assert any right or remedy under this Note.

                  This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to "Borrower" and "Payee" shall be deemed to apply to Borrower and Payee, respectively, and to their respective successors and assigns.

                  This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of Delaware without giving effect to its conflict of laws principles.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officers thereunto duly authorized, as of the date first above written.

                                          NSC CORPORATION


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT ON OR ABOUT THE DATE HEREOF AMONG FINOVA CAPITAL CORPORATION, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN (THE "FINOVA SUBORDINATION AGREEMENT")


                          SUBORDINATED PROMISSORY NOTE

$1,115,990.00                                             Methuen, Massachusetts
                                                            ___________ __, 1999

                  FOR VALUE RECEIVED, the undersigned, NSC Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Waste Management, Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, in immediately available funds at the principal business address of Payee, 1001 Fannin, Suite 4000, Houston, Texas 77002, or at such other location as the holder hereof may designate from time to time in writing, the principal amount of ONE MILLION ONE HUNDRED FIFTEEN THOUSAND NINE HUNDRED NINETY DOLLARS AND NO CENTS ($1,115,990.00 ), together with interest from the date hereof, at a rate of 11% per annum (computed on the basis of a 365-day year and based upon the number of days actually elapsed), payable in arrears on the fifteenth day of each August, November, February and May commencing August 15, 1999. The principal amount hereof and any and all accrued but unpaid interest thereon shall be due and payable on December 31, 2003.

                  If any amount of principal or interest payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), the then entire outstanding principal amount hereof, together with all overdue interest, shall automatically and immediately accrue interest until such default is cured, payable on demand, at a rate per annum equal to the lesser of (i) 5% per annum above the interest rate otherwise in effect, or (ii) the maximum interest rate permitted under applicable law.

                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding

Business Day, and such extension of time shall in such case be included in the computation of payment of interest. As used herein, the term "Business Day" means any day of the year on which banks are not required or authorized to close in New York, New York.

                  This Note is executed and delivered pursuant to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among Borrower, Payee, NSC Holdings, Inc. and NSC Acquisition, Inc..

                  Borrower shall be in default under this Note upon the occurrence of any of the following events of default ("Events of Default"):

                  (a) default in the payment of the principal of or any installment of interest on this Note when due, which default continues for a period of ten (10) days after notice of such default is delivered by Payee to Borrower;

                  (b) any "event of default," "default" or similar event or occurrence that results in the acceleration of indebtedness of Borrower to any other person under any note, indenture, agreement or undertaking; or

                  (c) the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of Borrower or any guarantor or surety of any of the obligations of Borrower.

                  Upon the occurrence of any Event of Default, and at any time thereafter as long as any such Event of Default shall be continuing, Payee may declare all liabilities and obligations of Borrower to Payee immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Payee, and upon the occurrence of any Event of Default mentioned in clause (c) hereof, all liabilities and obligations of Borrower to Payee shall become due and payable without any action upon the part of Payee.

                  Borrower shall have the right at any time and from time to time to prepay the unpaid principal amount hereof, in whole or in part, without premium or penalty. In the case of any such prepayment, Borrower shall also pay in full all accrued but unpaid interest in respect of the entire outstanding principal amount hereof and all overdue interest, if any.

                  The indebtedness evidenced by this Note is subordinated to all Senior Indebtedness of Borrower as set forth in the FINOVA Subordination Agreement. Until all liabilities and obligations of Borrower to Payee are paid, such Senior Indebtedness, together with all other indebtedness of Borrower for money borrowed to which the indebtedness evidenced by this Note may be subordinated, shall not exceed $22,000,000 in the aggregate, as provided in that certain Memorandum of Understanding, dated February 12, 1999, between Payee and Borrower.

                  Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  Borrower shall pay Payee, on demand, any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Borrower) taken to protect, enforce, determine or assert any right or remedy under this Note.

                  This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to "Borrower" and "Payee" shall be deemed to apply to Borrower and Payee, respectively, and to their respective successors and assigns.

                  This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of Delaware without giving effect to its conflict of laws principles.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officers thereunto duly authorized, as of the date first above written.

                                            NSC CORPORATION


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                        3